UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, Conformis, Inc. (the “Company”) held the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). As of the time of the 2023 Annual Meeting, Michael D. Milligan’s term as a director expired, and the size of the Board was reduced from seven to six directors. In connection therewith, the Board reduced the number of class I director seats from three to two, such that the number of class I, class I and class III director seats is each now two. Carrie Bienkowski, who previously served as a class I director, resigned such class I seat as of the 2023 Annual Meeting, contemporaneous with her election as a class II director to fill the seat previously occupied by Mr. Milligan (as described further below).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described above, on May 8, 2023, the Company held the 2023 Annual Meeting. The total number of shares of the Company’s common stock eligible to vote as of the record date, March 10, 2023, was 7,495,676 and, pursuant to the Company’s Amended and Restated Bylaws, 3,747,839 shares were required to be present or represented at the 2023 Annual Meeting to constitute a quorum. The total number of common shares present or represented at the 2023 Annual Meeting was 4,890,094, and a quorum therefore existed.

The following is a summary of the results of the matters voted on at the meeting.

1.The Company’s stockholders elected Carrie Bienkowski and Philip W. Johnston as class II directors to serve until the 2026 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such class II directors were as follows:

		Votes	Broker
	Votes For	Withheld	Non-Votes
Carrie Bienkowski	1,639,276	1,106,733	2,144,085
Philip W. Johnston	2,021,610	724,399	2,144,085

2.The Company’s stockholders did not approve a proposed amendment to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) to increase the maximum number of shares of common stock available for issuance under the 2015 Plan by an additional 749,000 shares, and remove the “annual refresh” feature in the 2015 Plan for the 2024 and 2025 fiscal years (the last remaining years for the for such refresh to be added under the current terms of the 2015 Plan). As a result, the proposed amendment will not become effective. The results of the stockholders’ vote with respect to such approval were as follows:

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
845,402	1,873,921	26,686	2,144,085

3.The Company’s stockholders did not approve a proposed amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 20,000,000 shares to 40,000,000 shares. While a majority of the votes cast on the proposal were voted in favor of the proposal, the proposal’s approval required the affirmative vote of holders of shares of common stock representing a majority of shares of common stock issued and outstanding as of the record date, and this standard was not met. As a result, the proposed amendment will not become effective. The results of the stockholders’ vote with respect to such approval were as follows:

	Votes	Votes
Votes For	Against	Abstaining
2,913,289	1,887,137	89,668

4.The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company’s proxy statement for the 2023 Annual Meeting. The results of the stockholders’ vote with respect to such approval were as follows:

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
1,832,203	873,611	40,195	2,144,085

5.The Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the stockholders’ vote with respect to such ratification were as follows:

	Votes	Votes
Votes For	Against	Abstaining
4,323,888	506,407	59,799

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: May 10, 2023	By:	/s/ Robert S. Howe
Robert S. Howe
Chief Financial Officer